UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2018

CALGON CARBON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10776	25-0530110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 GSK Drive
Moon Township, Pennsylvania	15108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 787-6700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On March 9, 2018, Kuraray Co., Ltd., a company organized under the laws of Japan (“Kuraray”) completed its previously announced acquisition of Calgon Carbon Corporation, a Delaware corporation, (the “Company”). Pursuant to the terms of an Agreement and Plan of Merger (the “merger agreement”), dated September 21, 2017, by and among the Company, Kuraray, Kuraray Holdings U.S.A., Inc., a Delaware corporation (“Parent”) and KJ Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub was merged with and into the Company, with the Company surviving the merger (the “merger”) as a direct wholly owned subsidiary of Parent, and an indirect wholly owned subsidiary of Kuraray.

On March 9, 2018, pursuant to the terms of the merger agreement, Kuraray completed its acquisition of the Company through the merger. At the effective time of the merger (the “effective time”), each issued and outstanding share of Company common stock was automatically converted into the right to receive cash in an amount equal to $21.50, without interest (the “merger consideration”) except for each outstanding share of Company common stock held in treasury by the Company or owned directly or indirectly by Kuraray, which were automatically canceled and retired, and except for shares in respect of which dissenters’ rights were validly asserted (the “dissenting shares”).

In addition, at the effective time and pursuant to the terms of the merger agreement, each Company stock option, phantom stock unit award and performance share award was converted into a right to receive a certain amount of cash, in each case as described in the merger agreement.

A copy of the merger agreement was filed as Exhibit 2.1 to the Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 21, 2017 and is incorporated herein by reference. The foregoing description of the merger agreement is qualified in its entirety by reference to the merger agreement.

Item 1.02 Termination of a Material Definitive Agreement

On March 9, 2018, in connection with the completion of the merger, the Company terminated the First Amended and Restated Credit Agreement, dated as of October 4, 2016, by and among the Company, the other borrowers thereto, the guarantors thereto, the lender parties thereto and PNC Bank, National Association, as administrative agent, as amended by that certain (i) First Amendment to First Amended and Restated Credit Agreement, dated February 24, 2017 and (ii) Second Amendment and Consent to First Amended and Restated Credit Agreement, dated as of September 21, 2017 (the “Credit Agreement”). No material early termination penalties were incurred by the Company in connection with the termination of the Credit Agreement.

In addition, on March 9, 2018, in connection with the completion of the merger, the Company terminated the Facility Agreement, dated March 24, 2016, by and between Calgon Carbon Japan KK and Bank of America, N.A., Tokyo Branch, acting as original lender (the “Japanese Facility Agreement”). No material early termination penalties were incurred by the Company in connection with the termination of the Japanese Facility Agreement.

Certain of the lenders to the Credit Agreement and the Japanese Facility Agreement and their respective affiliates have performed and, from time to time in the future, may engage in transactions with and perform commercial and investment banking and advisory services for the Company and its subsidiaries, for which they have received and will receive customary fees and expenses.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth under the section of this Current Report on Form 8-K above entitled “Introductory Note” is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As a result of the merger, all of the issued and outstanding stock of the Company is currently owned by Parent. In connection with the closing of the merger, the Company notified the New York Stock Exchange (the “NYSE”) on March 9, 2018 that each of its shares of common stock (other than shares held by Kuraray, Parent, Merger Sub or the Company or any of their respective wholly owned subsidiaries, which were canceled, and the dissenting shares) issued and outstanding immediately prior to the effective time was converted into the right to receive the merger consideration. On March 9, 2018, the NYSE filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) on Form 25 to delist the Company’s common stock. Additionally, the Company intends to file with the SEC a certification on Form 15 under the Exchange Act to terminate the Company’s registration under Section 12(g) of the Exchange Act and to suspend the Company’s reporting obligations under Sections 13(d) and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under the section entitled “Introductory Note”, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

A change in control of the Company occurred on March 9, 2018 when, pursuant to the terms of the merger agreement, Merger Sub merged with and into the Company, with the Company surviving the merger. In the merger, each share of Company common stock (other than shares held by Kuraray, Parent, Merger Sub or the Company or any of their respective wholly owned subsidiaries, which were canceled, and the dissenting shares) issued and outstanding immediately prior to the Effective Time was converted into the right to receive the merger consideration. As a result of the merger, the Company became a direct and wholly owned subsidiary of Parent and an indirect wholly owned subsidiary of Kuraray.

Kuraray paid approximately $1.1 billion (excluding repayment of outstanding bank debt of the Company) in the aggregate as consideration for the merger. Kuraray used (i) borrowings under its existing term loan agreement and (ii) borrowings under its existing revolving credit facility and (iii) cash on hand and other sources available to Kuraray.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the merger, effective as of the effective time, each of J. Rich Alexander, William J. Lyons, Louis S. Massimo, William R. Newlin, John J. Paro, Julie S. Roberts, Timothy G. Rupert and Donald C. Templin ceased to be directors of the Company.

Pursuant to the merger, at the effective time, Yoshimasa Sano and Fuyuo Ueyama became directors of the Company. Randall S. Dearth will continue as a director of the Company.

Item 5.03. Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the merger agreement, at the effective time, the certificate of incorporation of the Company and the bylaws of the Company were amended and restated in their entirety. The Third Amended and Restated Certificate of Incorporation of the Company is filed as Exhibit 3.1 hereto and incorporated by reference herein, and the Amended and Restated Bylaws of the Company are filed as Exhibit 3.2 hereto and incorporated by reference herein.

Item 8.01 Other Events

Pursuant to the merger agreement and subject to the terms and conditions thereof, at the effective time, each outstanding Company restricted stock unit, performance stock unit and phantom unit, whether or not vested, was deemed to be fully vested, cancelled and converted into the right of the holder to receive to receive a certain amount of cash, in each case as described in the merger agreement.

The information set forth under the section of this Current Report on Form 8-K above entitled “Introductory Note” is incorporated herein by reference.

Also on March 9, 2017, the Company issued a joint press release announcing the completion of the merger (the “Press Release”). The Press Release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed pursuant to Item 601 of Regulation S-K and General Instruction B2 to this Form 8-K:

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated September 21, 2017, by and among Kuraray Co., Ltd., Kuraray Holdings U.S.A., Inc., KJ Merger Sub, Inc. and Calgon Carbon Corporation.*

3.1	Third Amended and Restated Certificate of Incorporation, adopted March 9, 2018.

3.2	Amended and Restated Bylaws, adopted March 9, 2018.

99.1	Press Release announcing the completion of the merger.

*	Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION

March 9, 2018	By:	/s/ Chad Whalen
		Name:	Chad Whalen
		Title:	Senior Vice President, General Counsel and Secretary